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                                                              EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (File No. 333-11995) and Post-Effective Amendment No. 5 on Form S-3 to Registration Statement on Form S-1 (File No. 333-97960) of Ultrafem, Inc. of our report dated August 12, 1996 (August 27, 1996 as to Note 7) appearing in the Annual Report on Form 10-K of Ultrafem, Inc. for the year ended June 30, 1996.

    We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
May 6, 1997